UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 2nd FLOOR
POLEG INDUSTRIAL ZONE, NETANYA, ISRAEL 4250445
 (Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 15, 2016, magicJack VocalTec Ltd. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") furnishing the Company's financial results for the three and six months ended June 30, 2016 and announcing the retirement of Yoseph Dauber as a director of the Company and the appointment of Izhak Gross to the Board of Directors.  This Amendment No. 1 on Form 8-K/A amends Item 5.02 of the Original Form 8-K, including revising the disclosure to reflect that Mr. Gross is not an "external director" within the meaning of the Israeli Companies Law.  The information furnished in Item 2.02 or furnished as exhibits to the Original Form 8-K are not amended, updated or otherwise revised by this filing.

Section 5 – Corporate Governance and Management

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2016, Yoseph Dauber retired as a Director of the Company.  In recognition and appreciation of Mr. Dauber's service to the Company, the Compensation Committee and Board approved the accelerated vesting of the remaining 2,334 shares of restricted stock held by Mr. Dauber.

On August 4, 2016, Mr. Izhak Gross was appointed to the Board of Directors effective August 9, 2016 to fill the vacancy caused by Mr. Dauber's retirement.  The Board has determined that Mr. Gross is independent under the standards established by the Nasdaq Global Market.  Mr. Gross was also appointed to serve as a member of the Audit Committee and Compensation Committee.  Prior to Mr. Gross' appointment, the Board adopted an available exemption under the Israeli Companies Law from the requirement that it appoint external directors under Israeli law.

Mr. Gross co-founded four global companies in fields ranging from network messaging, web conferencing, VOIP systems and recyclable printed boards. From 2006 to 2010, Mr. Gross served as the co-founder, Chairman and Chief Executive Officer of Kroom Ltd., a company headquartered in Tel Aviv, Israel that designed and manufactured a wide range of products made out of laminated printed board.  From 1996 to 2005, he served as the co-founder and Chairman of ArelNet Ltd., a company headquartered in Yavne, Israel that was publicly traded on the Israel Stock Exchange (TASE).  ArelNet Ltd. was a pioneer of VoIP communications producing switching and delivery systems.  From 1988 to 2005, Mr. Gross also served as co-founder and Chairman of Arel Communications and Software Ltd., a technology leader in interactive web communications headquartered in Yavne, Israel that was publicly traded on NASDAQ.  From 1982 to 1988, he served as cofounder and Managing Director of Arel Computers and Software Ltd., a company headquartered in Yavne, Israel that marketed the ARCOM Value Added Network messaging transaction system, including fax, email, telex and telegraph systems deployed in more than 50 countries.  From 1976 to 1979 Mr. Gross served as a Senior System Programmer for Granot Central Cooperating Ltd. in Emek Hefer, Israel, and from 1973 to 1986 he taught mathematics and physics at Kibutz Gan Shmuel High School in Gan Schmuel, Israel.  Mr. Gross received a BSC in Theoretical Physics from Technion, Israel Institute of Technology in Haifa, Israel in 1973.

There is no arrangement or understanding between Mr. Gross and any other person pursuant to which Mr. Gross was appointed as a Director of the Company. There are no transactions in which Mr. Gross has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Gross will receive the director compensation that is awarded to all non-employee directors for their service on the Board of Directors and the Audit Committee and Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jose Gordo
Name:	Jose Gordo
Title:	Chief Financial Officer

Date: September 2, 2016